Exhibit 4.2

EXECUTION COPY

INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE OF ADMINISTRATOR (this “Agreement”), dated as of March 1, 2016, by and among GE DEALER FLOORPLAN MASTER NOTE TRUST, a Delaware statutory trust (the “Trust”), BNY MELLON TRUST OF DELAWARE, as trustee (the “Trustee”), GE CAPITAL US HOLDINGS, INC., a Delaware corporation (the “Resigning Administrator”), and WELLS FARGO BANK, N.A., a national banking association (the “Successor Administrator”).

RECITALS

WHEREAS, the Trust, the Trustee and the Resigning Administrator are parties to a Administration Agreement, dated as of August 12, 2004 (as amended, the “Administration Agreement”); and

WHEREAS, the Resigning Administrator wishes to resign as Administrator under the Administration Agreement; the Trust wishes to appoint the Successor Administrator to succeed the Resigning Administrator as Administrator under the Administration Agreement; and the Successor Administrator wishes to accept appointment as Administrator under the Administration Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements, provisions and covenants contained in this Agreement, the parties agree as follows:

ARTICLE ONE

THE RESIGNING ADMINISTRATOR

Section 1.          Definitions.         Capitalized terms used in this Agreement and not otherwise defined herein are used as defined in (or by reference in) the Administration Agreement.

Section 2.          Resignation. Pursuant to Sections 8(b) and 8(e) of the Administration Agreement, the Resigning Administrator hereby notifies the Trust, the Master Servicer and the Indenture Trustee that the Resigning Administrator is hereby resigning as Administrator under the Administration Agreement, effective as of the Effective Time (as defined in Section 9 below). The Trust hereby consents to the resignation of the Resigning Administrator.

Section 3.          Appointment. The Trust hereby appoints the Successor Administrator as Administrator under the Administration Agreement, effective as of the Effective Time, and confirms to the Successor Administrator all the rights, powers, trusts and duties of the Administrator under the Administration Agreement.

Section 4.          Acceptance of Appointment. (a) The Successor Administrator hereby accepts its appointment as Administrator under the Administration Agreement, effective as of the Effective Time, and agrees to perform the duties and obligations set forth therein and shall hereby be vested with all the rights, powers, trusts and duties of the Administrator under the Administration Agreement.

(b) This Agreement shall not constitute (i) a waiver by any of the parties hereto of any obligation or liability which the Resigning Administrator may have incurred in connection with its performance as Administrator under the Administration Agreement or (ii) an assumption by the Successor Administrator of any liability of the Resigning Administrator arising out of a breach by the Resigning Administrator of its duties under the Administration Agreement. This Agreement does not constitute a waiver or assignment by the Resigning Administrator of any compensation, reimbursement, expenses or indemnity to which it is or may be entitled pursuant to the Administration Agreement. For the avoidance of doubt, the Resigning Administrator shall be entitled to any accrued and unpaid fees and other amounts owing to it to but excluding March 1, 2016; however, such fees and other amounts shall be payable solely by the Successor Administrator and the Trust may pay all fees and other amounts to the Successor Administrator after the date hereof.

Section 5.          Waiver. Each of the Trust and the Master Servicer hereby waives the requirement to provide prior written notice of the Resigning Administrator’s resignation pursuant to Sections 8(b) and 8(e) of the Administration Agreement.

Section 6.          Representations of Successor Administrator. The Successor Administrator hereby represents and warrants to the Resigning Administrator and to the Trust that this Agreement has been duly authorized, executed and delivered on behalf of the Successor Administrator and constitutes its legal, valid and binding obligation.

Section 7.          Notices. For the purposes of Section 10 of the Administration Agreement, all notices, whether sent electronically or mailed, will be deemed received as provided in Section 10 of the Administration Agreement when sent pursuant to the following instructions:

TO THE RESIGNING ADMINISTRATOR:

GE Capital US Holdings, Inc.
901 Main Avenue
Norwalk, Connecticut 06851
Attention: Michael Paolillo
michael.paolillo@ge.com

TO THE SUCCESSOR ADMINISTRATOR:

Wells Fargo Bank, N.A.
Wells Fargo Law Department
D1053-300
301 South College St.
Charlotte, North Carolina 28202
Attention: Jeff D. Blake, Senior Counsel
jeff.blake@wellsfargo.com

With a copy to:

Wells Fargo & Company
MAC A0194-279, 27th Floor
45 Fremont Street
San Francisco, CA 94105
Attention: Keith Jackson, Senior Counsel and Corporate Secretary
KeithJackson@wellsfargo.com

2	Instrument of Resignation and Appointment –Administrator

TO THE TRUST:

GE Dealer Floorplan Master Note Trust
c/o BNY Mellon Trust of Delaware
Bellevue Park Corporate Center
301 Bellevue Parkway, 3rd Floor
Wilmington, Delaware 19809

With a copy to:

Wells Fargo Bank, N.A.
Wells Fargo Law Department
D1053-300
301 South College St.
Charlotte, North Carolina 28202
Attention: Jeff D. Blake, Senior Counsel
jeff.blake@wellsfargo.com

With a copy to:

Wells Fargo & Company
MAC A0194-279, 27th Floor
45 Fremont Street
San Francisco, CA 94105
Attention: Keith Jackson, Senior Counsel and Corporate Secretary
KeithJackson@wellsfargo.com

Section 8.          Limitation of Liability of the Trustee. It is expressly understood and agreed by the parties hereto that (a) this document is executed and delivered by BNY Mellon Trust of Delaware, not individually or personally, but solely as Trustee of the Trust, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as a personal representation, undertaking and agreement by BNY Mellon Trust of Delaware but is made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on BNY Mellon Trust of Delaware, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall BNY Mellon Trust of Delaware be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this document.

3	Instrument of Resignation and Appointment –Administrator

Section 9.          Miscellaneous. (a) This Agreement is entered into and the resignation, appointment and acceptance effected hereby shall be effective as of 12:01 a.m. (New York time) on March 1, 2016 (the “Effective Time”); provided, that (i) each of the Trust, the Trustee, the Resigning Administrator and the Successor Administrator shall have executed a counterpart of this Agreement and (ii) the Rating Agency Condition shall have been satisfied.

(b)          THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401(1) OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(c)    This Agreement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by electronic means shall be equally as effective as delivery of an original executed counterpart of this Agreement.

[Signature pages follow.]

4	Instrument of Resignation and Appointment –Administrator

IN WITNESS WHEREOF, the parties hereto have caused this Instrument of Resignation, Appointment and Acceptance to be duly executed as of the date first above written.

GE DEALER FLOORPLAN MASTER NOTE TRUST

By: BNY Mellon Trust of Delaware, not in its individual capacity, but solely on behalf of the Trust

By:	/s/ Kristine K. Gullo
Name: Kristine K. Gullo
Title: Vice President

S-1	Instrument of Resignation and Appointment –Administrator

BNY MELLON TRUST OF DELAWARE, not in its individual capacity, but solely as Trustee

By:	/s/ Kristine K. Gullo
Name: Kristine K. Gullo
Title: Vice President

S-2	Instrument of Resignation and Appointment –Administrator

GE CAPITAL US HOLDINGS, INC., as Resigning Administrator

By:	/s/ Thomas A. Davidson
Name: Thomas A. Davidson
Title: Authorized Signatory

S-3	Instrument of Resignation and Appointment –Administrator

WELLS FARGO BANK, N.A., as Successor Administrator

By:	/s/ Lisa K. Lenton
Name: Lisa K. Lenton
Title: Senior Vice President

S-4	Instrument of Resignation and Appointment –Administrator

Solely for the purposes of the waiver set forth in Section 5 of this Agreement:

GE CAPITAL US HOLDINGS, INC., as Master Servicer

By:	/s/ Thomas A. Davidson
Name: Thomas A. Davidson
Title: Authorized Signatory

S-5	Instrument of Resignation and Appointment –Administrator